RenaissanceRe Reports Third Quarter 2020 Net Income Available to Common Shareholders of
$47.8 Million, or $0.94 Per Diluted Common Share; Operating Loss Attributable to Common Shareholders of $131.7 Million, or $2.64 Per Diluted Common Share
Pembroke, Bermuda, October 27, 2020 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $47.8 million, or $0.94 per diluted common share, in the third quarter of 2020, compared to $36.7 million, or $0.83 per diluted common share, in the third quarter of 2019. Operating loss attributable to RenaissanceRe common shareholders was $131.7 million, or $2.64 per diluted common share, in the third quarter of 2020, compared to operating income available to RenaissanceRe common shareholders of $32.7 million, or $0.73 per diluted common share, in the third quarter of 2019. The Company reported an annualized return on average common equity of 2.8% and an annualized operating return on average common equity of negative 7.7% in the third quarter of 2020, compared to 2.8% and 2.5%, respectively, in the third quarter of 2019. Book value per common share increased $0.86, or 0.6%, to $135.13 in the third quarter of 2020, compared to a 0.8% increase in the third quarter of 2019. Tangible book value per common share plus accumulated dividends increased $1.24, or 1.0%, to $151.33 in the third quarter of 2020, compared to a 1.1% increase in the third quarter of 2019.

Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “Another active quarter further confirms the critical role RenaissanceRe plays in helping communities rebuild. Our results for the third quarter reflect the climate-change driven frequency of catastrophic events impacting the world, but these are risks that we understand well and are paid to take. As we approach the January renewal, I am confident we will successfully execute our strategy and profitably deploy significant capital by helping our customers solve their biggest problems.”
Third Quarter of 2020 Summary
•Net negative impact on net income available to RenaissanceRe common shareholders of $321.7 million resulting from Hurricane Laura, Hurricane Sally, the wildfires occurring in California, Oregon and Washington (the “Q3 2020 Wildfires”), other catastrophe events including the August 2020 derecho which impacted the U.S. Midwest, Hurricane Isaias, and Typhoon Maysak (the “Other Q3 2020 Catastrophe Events”), and loss estimates associated with aggregate loss contracts on these and other events in the third quarter of 2020 (collectively, the “Q3 2020 Large Loss Events”).
•Gross premiums written increased by $282.0 million, or 32.7%, to $1.1 billion, in the third quarter of 2020 compared to the third quarter of 2019, driven by an increase of $168.6 million in the Casualty and Specialty segment and an increase of $113.4 million in the Property segment.
•Underwriting loss of $206.1 million and a combined ratio of 120.6% in the third quarter of 2020, compared to an underwriting loss of $3.4 million and a combined ratio of 100.4% in the third quarter of 2019. The Property segment incurred an underwriting loss of $206.6 million and had a combined ratio of 140.0% in the third quarter of 2020. The Casualty and Specialty segment generated underwriting income of $0.6 million and had a combined ratio of 99.9% in the third quarter of 2020. The Company’s underwriting result in the third quarter of 2020 was principally impacted by the Q3 2020 Large Loss Events, which resulted in a net negative impact on the underwriting result of $422.4 million and added 43.4 percentage points to the combined ratio, primarily in the Property segment. The third quarter of 2019 included the impacts of Hurricane Dorian and Typhoon Faxai (collectively, the “Q3 2019 Catastrophe Events”), which resulted in an underwriting loss of $181.9 million and added 20.6 percentage points to the combined ratio.
•Total investment result was $307.8 million in the third quarter of 2020, generating an annualized total investment return of 6.2%, compared to $145.8 million and an annualized total investment return of 3.6% in the third quarter of 2019.

Net Negative Impact
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
There remains meaningful uncertainty regarding the estimates and the nature and extent of the losses from catastrophe events, driven by the magnitude and recent occurrence of each event, the geographic areas in which the events occurred, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
The financial data in the table below provides additional information detailing the net negative impact of the Q3 2020 Large Loss Events on the Company’s consolidated financial statements in the third quarter of 2020.

Three months ended September 30, 2020	Hurricane Laura	Hurricane Sally	Q3 2020 Wildfires	Other Q3 2020 Catastrophe Events	Aggregate Losses	Total Q3 2020 Large Loss Events
(in thousands)
Net claims and claims expenses incurred	$(123,076)	$(72,531)	$(91,107)	$(61,586)	$(120,118)	$(468,418)
Assumed reinstatement premiums earned	18,282	5,110	17,604	7,407	5,123	53,526
Ceded reinstatement premiums earned	(334)	(236)	—	—	—	(570)
Lost profit commissions	(254)	(418)	(491)	(549)	(5,179)	(6,891)
Net negative impact on underwriting result	(105,382)	(68,075)	(73,994)	(54,728)	(120,174)	(422,353)
Redeemable noncontrolling interest	20,008	11,834	19,580	17,958	31,262	100,642
Net negative impact on net income available to RenaissanceRe common shareholders	$(85,374)	$(56,241)	$(54,414)	$(36,770)	$(88,912)	$(321,711)

The financial data below provides additional information detailing the net negative impact of the Q3 2020 Large Loss Events on the Company’s segment underwriting results and consolidated combined ratio in the third quarter of 2020.

Three months ended September 30, 2020	Hurricane Laura	Hurricane Sally	Q3 2020 Wildfires	Other Q3 2020 Catastrophe Events	Aggregate Losses	Total Q3 2020 Large Loss Events
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(95,845)	$(68,075)	$(73,994)	$(54,728)	$(120,174)	$(412,816)
Net negative impact on Casualty and Specialty segment underwriting result	(9,537)	—	—	—	—	(9,537)
Net negative impact on underwriting result	$(105,382)	$(68,075)	$(73,994)	$(54,728)	$(120,174)	$(422,353)
Percentage point impact on consolidated combined ratio	10.3	6.7	7.2	5.4	12.0	43.4

Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $427.8 million in the third quarter of 2020, an increase of $113.4 million, or 36.1%, compared to $314.4 million in the third quarter of 2019.
Gross premiums written in the catastrophe class of business were $179.7 million in the third quarter of 2020, an increase of $76.9 million, or 74.8%, compared to the third quarter of 2019. Gross written premiums in the third quarter of 2020 included $52.9 million of reinstatement premiums associated with the Q3 2020 Large Loss Events, as compared to $23.1 million of reinstatement premiums written in the third quarter of 2019 associated with the Q3 2019 Catastrophe Events. In addition, gross written premiums in the third quarter of 2019 included $26.4 million of negative premium adjustments related to the business of the third-party capital vehicles that the Company manages as a result of the acquisition of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio

Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) (“RenaissanceRe UK”) and their subsidiaries (collectively, "TMR"). The negative premium adjustments were fully ceded and were reflected in ceded premiums written, resulting in no impact to the Company’s results of operations in the third quarter of 2019.
Gross premiums written in the other property class of business were $248.1 million in the third quarter of 2020, an increase of $36.5 million, or 17.2%, compared to the third quarter of 2019. The increase in gross premiums written in the other property class of business was primarily driven by growth from existing relationships and new opportunities across a number of the Company’s underwriting platforms.

Ceded premiums written in the Property segment were $49.1 million in the third quarter of 2020, an increase of $37.6 million, or 329.6%, compared to the third quarter of 2019. In the third quarter of 2020, ceded premiums written included certain of the gross premiums written ceded to third-party investors in the Company’s managed vehicles, primarily RenaissanceRe Upsilon Fund Ltd. Ceded premiums written in the third quarter of 2019 included $26.4 million negative premium adjustments related to the business of the third-party capital vehicles that the Company manages as a result of the acquisition of TMR, as discussed above.
The Property segment incurred an underwriting loss of $206.6 million in the third quarter of 2020, compared to an underwriting loss of $7.7 million in the third quarter of 2019. In the third quarter of 2020, the Property segment generated a net claims and claim expense ratio of 114.4%, an underwriting expense ratio of 25.6% and a combined ratio of 140.0%, compared to 76.1%, 25.6% and 101.7%, respectively, in the third quarter of 2019. The underwriting result and combined ratio in the third quarter of 2020 were principally impacted by the Q3 2020 Large Loss Events, which resulted in a net negative impact on the Property segment underwriting result of $412.8 million and added 84.4 percentage points to the Property segment combined ratio. In comparison, the third quarter of 2019 was impacted by the Q3 2019 Catastrophe Events, which resulted in a net negative impact on the Property segment underwriting result of $178.9 million and added 42.3 percentage points to the Property segment combined ratio.

Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $715.3 million in the third quarter of 2020, an increase of $168.6 million, or 30.8%, as compared to the third quarter of 2019. This increase was primarily due to growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment, partially offset by the non-renewal of a portion of the business acquired in connection with the acquisition of TMR.
The Casualty and Specialty segment generated underwriting income of $0.6 million in the third quarter of 2020, compared to $4.5 million in the third quarter of 2019. In the third quarter of 2020, the Casualty and Specialty segment generated a net claims and claim expense ratio of 72.6%, an underwriting expense ratio of 27.3% and a combined ratio of 99.9%, compared to 68.4%, 30.6% and 99.0%, respectively, in the third quarter of 2019.
The increase in the net claims and claim expense ratio of 4.2 percentage points was principally the result of higher current accident year losses in the third quarter of 2020 compared to the third quarter of 2019. The net claims and claim expense ratio was impacted by net losses resulting from the impact of Hurricane Laura and the purchase of an adverse development cover associated with RenaissanceRe Syndicate 1458’s casualty reserves, which combined to add 3.2 percentage points. While the net claims and claim expense ratio was also impacted by increased reserves in our mortgage guaranty book within our financial lines business, there was an offsetting impact to acquisition expenses as a result of reduced profit commission expense associated with this business. The underwriting expense ratio in the Casualty and Specialty segment decreased 3.3 percentage points, to 27.3%, in the third quarter of 2020 compared to the third quarter of 2019, driven by lower acquisition and operating expense ratios. The decrease in profit commission expense noted above was the principal driver of the decrease in acquisition costs. Operating expenses were impacted by reduced travel, marketing and office operational expenses as a result of the COVID-19 pandemic.

COVID-19
The Company continues to evaluate industry trends and its own potential exposure associated with the ongoing COVID-19 pandemic, and expects historically significant industry losses to emerge over time as the full impact of the pandemic and its effects on the global economy are realized. Among other things, the Company continues to actively monitor information received from or reported by clients, brokers, industry actuaries, regulators, courts, and others, and to assess that information in the context of its own portfolio. Our loss estimates represent our best estimate based on currently available information, and actual losses may vary materially from these estimates.
Other Items
•The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $307.8 million in the third quarter of 2020, compared to a gain of $145.8 million in the third quarter of 2019, an increase of $162.0 million. The primary driver of the total investment result in the third quarter of 2020 was net realized and unrealized gains on investments of $224.2 million, principally within the equity and fixed maturity investments trading portfolios.
•Net income attributable to redeemable noncontrolling interests in the third quarter of 2020 was $19.3 million, compared to $62.1 million in the third quarter of 2019. The decrease was primarily driven by underwriting losses in DaVinciRe Holdings Ltd., partially offset by an increase in the net income of RenaissanceRe Medici Fund Ltd. (“Medici”) compared to the third quarter of 2019.
•In the third quarter of 2020, total fee income decreased by $13.6 million, to $18.4 million, compared to $32.0 million in the third quarter of 2019, primarily driven by a decrease in performance fee income due to lower underlying performance of the Company’s joint ventures and structured reinsurance products, primarily related to the Q3 2020 Large Loss Events, partially offset by an increase in the dollar value of managed capital compared to the third quarter of 2019.
•In the third quarter of 2020, corporate expenses increased by $34.2 million, to $48.1 million, compared to $13.8 million in the third quarter of 2019, primarily driven by the $30.2 million loss on the sale of RenaissanceRe UK on August 18, 2020, as well as related transaction and other expenses, and expenses associated with senior management departures during the quarter. The loss on sale includes amounts related to prior purchase GAAP adjustments and cumulative currency translation adjustments recorded since the acquisition of RenaissanceRe UK.
•Income tax benefit was $8.2 million in the third quarter of 2020 compared to income tax expense of $3.7 million in the third quarter of 2019. The income tax benefit was principally driven by lower underwriting performance and other miscellaneous items in the U.S., including amounts resulting from the continued impacts of U.S. tax reform, partially offset by investment gains, primarily in the U.S. based operations.
•Net foreign exchange gains of $17.4 million in the third quarter of 2020 compared to net foreign exchange losses of $8.3 million in the third quarter of 2019. The net foreign exchange gains were primarily driven by gains attributable to third-party investors in Medici and miscellaneous foreign exchange gains in the Company’s operations with non-U.S. dollar functional currencies.
•Hurricane Delta, a Category 2 hurricane, made landfall on the Yucatán Peninsula on October 7, 2020, and subsequently in Louisiana on October 9, 2020, causing widespread flooding and damage, including in the region impacted by Hurricane Laura. The Company is also monitoring Hurricane Zeta, which made landfall on October 26, 2020 on the Yucatán Peninsula and is currently in the Gulf of Mexico. Additionally, wildfires impacting several Western U.S. states are ongoing.
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating (loss) income (attributable) available to RenaissanceRe common shareholders,” “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe will host a conference call on Wednesday, October 28, 2020 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing impact of the COVID-19 pandemic and measures taken in response thereto; the effect of legislative, regulatory, judicial or social influences related to the COVID-19 pandemic on the Company’s financial performance, including the emergence of unexpected or un-modeled insurance or reinsurance losses, and the Company’s ability to conduct its business; the impact and potential future impacts of the COVID-19 pandemic on the value of the Company’s investments and its access to capital in the future or the pricing or terms of available financing; the effect that measures taken to mitigate the COVID-19 pandemic have on the Company’s operations and those of its counterparties; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in servicing process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market;

the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and prospectus supplement filed on June 4, 2020.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Head of Global Marketing & Client
RenaissanceRe Holdings Ltd.	Communication
(441) 239-4830	RenaissanceRe Holdings Ltd.
(441) 239-4932
or
Kekst CNC
Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues
Gross premiums written	$1,143,058	$861,068	$4,870,651	$3,902,271
Net premiums written	$899,411	$704,130	$3,350,022	$2,656,126
Decrease (increase) in unearned premiums	100,772	202,618	(426,645)	(287,848)
Net premiums earned	1,000,183	906,748	2,923,377	2,368,278
Net investment income	83,543	111,387	272,321	312,069
Net foreign exchange gains (losses)	17,426	(8,275)	4,503	(1,812)
Equity in earnings of other ventures	5,457	5,877	19,062	17,350
Other income (loss)	1,476	1,016	(4,161)	5,109
Net realized and unrealized gains on investments	224,208	34,395	561,891	395,655
Total revenues	1,332,293	1,051,148	3,776,993	3,096,649
Expenses
Net claims and claim expenses incurred	942,030	654,520	2,023,256	1,334,928
Acquisition expenses	215,180	202,181	659,394	553,614
Operational expenses	49,045	53,415	165,583	158,162
Corporate expenses	48,050	13,844	75,939	76,480
Interest expense	11,843	15,580	38,612	42,868
Total expenses	1,266,148	939,540	2,962,784	2,166,052
Income before taxes	66,145	111,608	814,209	930,597
Income tax benefit (expense)	8,244	(3,664)	(12,785)	(20,670)
Net income	74,389	107,944	801,424	909,927
Net income attributable to noncontrolling interests	(19,301)	(62,057)	(236,120)	(204,091)
Net income attributable to RenaissanceRe	55,088	45,887	565,304	705,836
Dividends on preference shares	(7,289)	(9,189)	(23,634)	(27,567)
Net income available to RenaissanceRe common shareholders	$47,799	$36,698	$541,670	$678,269

Net income available to RenaissanceRe common shareholders per common share – basic	$0.94	$0.83	$11.60	$15.58
Net income available to RenaissanceRe common shareholders per common share – diluted	$0.94	$0.83	$11.58	$15.57
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(2.64)	$0.73	$1.84	$8.76

Average shares outstanding - basic	50,009	43,462	46,130	43,003
Average shares outstanding - diluted	50,094	43,537	46,200	43,049

Net claims and claim expense ratio	94.2%	72.2%	69.2%	56.4%
Underwriting expense ratio	26.4%	28.2%	28.2%	30.0%
Combined ratio	120.6%	100.4%	97.4%	86.4%

Return on average common equity - annualized	2.8%	2.8%	12.0%	18.2%
Operating return on average common equity - annualized (1)	(7.7)%	2.5%	2.0%	10.2%
(1)     See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2020	December 31, 2019
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,391,318	$11,171,655
Short term investments, at fair value	5,158,961	4,566,277
Equity investments trading, at fair value	547,381	436,931
Other investments, at fair value	1,122,683	1,087,377
Investments in other ventures, under equity method	98,990	106,549
Total investments	20,319,333	17,368,789
Cash and cash equivalents	1,287,378	1,379,068
Premiums receivable	3,337,120	2,599,896
Prepaid reinsurance premiums	1,082,270	767,781
Reinsurance recoverable	2,883,808	2,791,297
Accrued investment income	71,947	72,461
Deferred acquisition costs and value of business acquired	697,346	663,991
Receivable for investments sold	752,936	78,369
Other assets	306,265	346,216
Goodwill and other intangibles	257,437	262,226
Total assets	$30,995,840	$26,330,094
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$9,900,615	$9,384,349
Unearned premiums	3,276,156	2,530,975
Debt	1,135,740	1,384,105
Reinsurance balances payable	3,915,804	2,830,691
Payable for investments purchased	1,597,893	225,275
Other liabilities	391,494	932,024
Total liabilities	20,217,702	17,287,419
Redeemable noncontrolling interest	3,387,317	3,071,308
Shareholders’ Equity
Preference shares	525,000	650,000
Common shares	50,810	44,148
Additional paid-in capital	1,615,328	568,277
Accumulated other comprehensive loss	(2,083)	(1,939)
Retained earnings	5,201,766	4,710,881
Total shareholders’ equity attributable to RenaissanceRe	7,390,821	5,971,367
Total liabilities, noncontrolling interests and shareholders’ equity	$30,995,840	$26,330,094

Book value per common share	$135.13	$120.53

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$427,765	$715,293	$—	$1,143,058
Net premiums written	$378,708	$520,703	$—	$899,411
Net premiums earned	$516,623	$483,560	$—	$1,000,183
Net claims and claim expenses incurred	590,958	351,052	20	942,030
Acquisition expenses	98,545	116,636	(1)	215,180
Operational expenses	33,672	15,319	54	49,045
Underwriting (loss) income	$(206,552)	$553	$(73)	(206,072)
Net investment income			83,543	83,543
Net foreign exchange gains			17,426	17,426
Equity in earnings of other ventures			5,457	5,457
Other income			1,476	1,476
Net realized and unrealized gains on investments			224,208	224,208
Corporate expenses			(48,050)	(48,050)
Interest expense			(11,843)	(11,843)
Income before taxes and redeemable noncontrolling interests				66,145
Income tax benefit			8,244	8,244
Net income attributable to redeemable noncontrolling interests			(19,301)	(19,301)
Dividends on preference shares			(7,289)	(7,289)
Net income available to RenaissanceRe common shareholders				$47,799

Net claims and claim expenses incurred – current accident year	$629,827	$366,080	$—	$995,907
Net claims and claim expenses incurred – prior accident years	(38,869)	(15,028)	20	(53,877)
Net claims and claim expenses incurred – total	$590,958	$351,052	$20	$942,030

Net claims and claim expense ratio – current accident year	121.9%	75.7%		99.6%
Net claims and claim expense ratio – prior accident years	(7.5)%	(3.1)%		(5.4)%
Net claims and claim expense ratio – calendar year	114.4%	72.6%		94.2%
Underwriting expense ratio	25.6%	27.3%		26.4%
Combined ratio	140.0%	99.9%		120.6%

	Three months ended September 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$314,400	$546,668	$—	$861,068
Net premiums written	$302,982	$401,148	$—	$704,130
Net premiums earned	$444,332	$462,416	$—	$906,748
Net claims and claim expenses incurred	338,260	316,099	161	654,520
Acquisition expenses	79,521	122,654	6	202,181
Operational expenses	34,238	19,198	(21)	53,415
Underwriting (loss) income	$(7,687)	$4,465	$(146)	(3,368)
Net investment income			111,387	111,387
Net foreign exchange losses			(8,275)	(8,275)
Equity in earnings of other ventures			5,877	5,877
Other income			1,016	1,016
Net realized and unrealized gains on investments			34,395	34,395
Corporate expenses			(13,844)	(13,844)
Interest expense			(15,580)	(15,580)
Income before taxes and redeemable noncontrolling interests				111,608
Income tax expense			(3,664)	(3,664)
Net income attributable to redeemable noncontrolling interests			(62,057)	(62,057)
Dividends on preference shares			(9,189)	(9,189)
Net income available to RenaissanceRe common shareholders				$36,698

Net claims and claim expenses incurred – current accident year	$345,880	$319,087	$—	$664,967
Net claims and claim expenses incurred – prior accident years	(7,620)	(2,988)	161	(10,447)
Net claims and claim expenses incurred – total	$338,260	$316,099	$161	$654,520

Net claims and claim expense ratio – current accident year	77.8%	69.0%		73.3%
Net claims and claim expense ratio – prior accident years	(1.7)%	(0.6)%		(1.1)%
Net claims and claim expense ratio – calendar year	76.1%	68.4%		72.2%
Underwriting expense ratio	25.6%	30.6%		28.2%
Combined ratio	101.7%	99.0%		100.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,690,827	$2,179,824	$—	$4,870,651
Net premiums written	$1,757,427	$1,592,595	$—	$3,350,022
Net premiums earned	$1,429,074	$1,494,303	$—	$2,923,377
Net claims and claim expenses incurred	899,860	1,123,527	(131)	2,023,256
Acquisition expenses	278,668	380,726	—	659,394
Operational expenses	109,335	56,195	53	165,583
Underwriting income (loss)	$141,211	$(66,145)	$78	75,144
Net investment income			272,321	272,321
Net foreign exchange gains			4,503	4,503
Equity in earnings of other ventures			19,062	19,062
Other loss			(4,161)	(4,161)
Net realized and unrealized gains on investments			561,891	561,891
Corporate expenses			(75,939)	(75,939)
Interest expense			(38,612)	(38,612)
Income before taxes and redeemable noncontrolling interests				814,209
Income tax expense			(12,785)	(12,785)
Net income attributable to redeemable noncontrolling interests			(236,120)	(236,120)
Dividends on preference shares			(23,634)	(23,634)
Net income attributable to RenaissanceRe common shareholders				$541,670

Net claims and claim expenses incurred – current accident year	$931,285	$1,147,354	$—	$2,078,639
Net claims and claim expenses incurred – prior accident years	(31,425)	(23,827)	(131)	(55,383)
Net claims and claim expenses incurred – total	$899,860	$1,123,527	$(131)	$2,023,256

Net claims and claim expense ratio – current accident year	65.2%	76.8%		71.1%
Net claims and claim expense ratio – prior accident years	(2.2)%	(1.6)%		(1.9)%
Net claims and claim expense ratio – calendar year	63.0%	75.2%		69.2%
Underwriting expense ratio	27.1%	29.2%		28.2%
Combined ratio	90.1%	104.4%		97.4%

	Nine months ended September 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,185,984	$1,716,287	$—	$3,902,271
Net premiums written	$1,411,327	$1,244,799	$—	$2,656,126
Net premiums earned	$1,160,090	$1,208,188	$—	$2,368,278
Net claims and claim expenses incurred	541,217	793,533	178	1,334,928
Acquisition expenses	222,971	330,829	(186)	553,614
Operational expenses	99,546	58,603	13	158,162
Underwriting income (loss)	$296,356	$25,223	$(5)	321,574
Net investment income			312,069	312,069
Net foreign exchange losses			(1,812)	(1,812)
Equity in earnings of other ventures			17,350	17,350
Other income			5,109	5,109
Net realized and unrealized gains on investments			395,655	395,655
Corporate expenses			(76,480)	(76,480)
Interest expense			(42,868)	(42,868)
Income before taxes and redeemable noncontrolling interests				930,597
Income tax expense			(20,670)	(20,670)
Net income attributable to redeemable noncontrolling interests			(204,091)	(204,091)
Dividends on preference shares			(27,567)	(27,567)
Net income available to RenaissanceRe common shareholders				$678,269

Net claims and claim expenses incurred – current accident year	$536,197	$813,251	$—	$1,349,448
Net claims and claim expenses incurred – prior accident years	5,020	(19,718)	178	(14,520)
Net claims and claim expenses incurred – total	$541,217	$793,533	$178	$1,334,928

Net claims and claim expense ratio – current accident year	46.2%	67.3%		57.0%
Net claims and claim expense ratio – prior accident years	0.5%	(1.6)%		(0.6)%
Net claims and claim expense ratio – calendar year	46.7%	65.7%		56.4%
Underwriting expense ratio	27.8%	32.2%		30.0%
Combined ratio	74.5%	97.9%		86.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Property Segment
Catastrophe	$179,689	$102,779	$1,827,665	$1,550,648
Other property	248,076	211,621	863,162	635,336
Property segment gross premiums written	$427,765	$314,400	$2,690,827	$2,185,984

Casualty and Specialty Segment
General casualty (1)	$260,265	$191,447	$713,598	$610,563
Professional liability (2)	175,459	151,754	628,683	460,912
Financial lines (3)	143,455	111,459	392,169	330,017
Other (4)	136,114	92,008	445,374	314,795
Casualty and Specialty segment gross premiums written	$715,293	$546,668	$2,179,824	$1,716,287

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Fixed maturity investments trading	$68,022	$82,977	$211,303	$232,566
Short term investments	1,611	15,061	19,752	44,712
Equity investments trading	1,559	1,326	4,776	3,269
Other investments
Catastrophe bonds	13,626	12,812	41,284	33,284
Other	2,598	2,672	5,334	6,226
Cash and cash equivalents	441	1,978	2,782	5,801
	87,857	116,826	285,231	325,858
Investment expenses	(4,314)	(5,439)	(12,910)	(13,789)
Net investment income	83,543	111,387	272,321	312,069

Net realized and unrealized gains (losses) on:
Fixed maturity investments trading (1)	78,348	57,502	502,280	346,123
Equity investments trading (1)	119,622	(25,564)	81,246	50,463
Other investments
Catastrophe bonds	12,611	9,242	2,711	(4,870)
Other	13,627	(6,785)	(24,346)	3,939
Net realized and unrealized gains on investments	224,208	34,395	561,891	395,655
Total investment result	$307,751	$145,782	$834,212	$707,724

Total investment return - annualized	6.2%	3.6%	5.8%	6.0%
(1)    Net realized and unrealized gains (losses) on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized and unrealized gains (losses) on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating (Loss) Income (Attributable) Available to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating (loss) income (attributable) available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK, the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests." The Company’s management believes that “operating (loss) income (attributable) available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests. The Company also uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” to calculate “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income available to RenaissanceRe common shareholders to “operating (loss) income (attributable) available to RenaissanceRe common shareholders”; (2) net income available to RenaissanceRe common shareholders per common share - diluted to “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income available to RenaissanceRe common shareholders	$47,799	$36,698	$541,670	$678,269
Adjustment for net realized and unrealized gains on investments, excluding other investments - catastrophe bonds	(211,597)	(25,153)	(559,180)	(400,525)
Adjustment for net foreign exchange (gains) losses	(17,426)	8,275	(4,503)	1,812
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK (1)	33,916	4,022	40,618	44,025
Adjustment for income tax expense (2)	5,058	5,298	22,140	24,074
Adjustment for net income attributable to redeemable noncontrolling interests (3)	10,526	3,541	51,017	37,473
Operating (loss) income (attributable) available to RenaissanceRe common shareholders	$(131,724)	$32,681	$91,762	$385,128

Net income available to RenaissanceRe common shareholders per common share - diluted	$0.94	$0.83	$11.58	$15.57
Adjustment for net realized and unrealized gains on investments, excluding other investments - catastrophe bonds	(4.22)	(0.58)	(12.10)	(9.30)
Adjustment for net foreign exchange (gains) losses	(0.35)	0.19	(0.10)	0.04
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK (1)	0.68	0.09	0.88	1.02
Adjustment for income tax expense (2)	0.10	0.12	0.48	0.56
Adjustment for net income attributable to redeemable noncontrolling interests (3)	0.21	0.08	1.10	0.87
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(2.64)	$0.73	$1.84	$8.76

Return on average common equity - annualized	2.8%	2.8%	12.0%	18.2%
Adjustment for net realized and unrealized gains on investments, excluding other investments - catastrophe bonds	(12.4)%	(1.9)%	(12.4)%	(10.8)%
Adjustment for net foreign exchange (gains) losses	(1.0)%	0.6%	(0.1)%	—%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK (1)	2.0%	0.3%	0.9%	1.2%
Adjustment for income tax expense (2)	0.3%	0.4%	0.5%	0.6%
Adjustment for net income attributable to redeemable noncontrolling interests (3)	0.6%	0.3%	1.1%	1.0%
Operating return on average common equity - annualized	(7.7)%	2.5%	2.0%	10.2%
(1)    Included in the three and nine months ended September 30, 2020 is the loss on sale of RenaissanceRe UK of $30.2 million.
(2)    Adjustment for income tax expense represents the income tax expense associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(3)    Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Book value per common share	$135.13	$134.27	$117.15	$120.53	$120.07
Adjustment for goodwill and other intangibles (1)	(5.53)	(5.56)	(6.46)	(6.50)	(6.55)
Tangible book value per common share	129.60	128.71	110.69	114.03	113.52
Adjustment for accumulated dividends	21.73	21.38	21.03	20.68	20.34
Tangible book value per common share plus accumulated dividends	$151.33	$150.09	$131.72	$134.71	$133.86

Quarterly change in book value per common share	0.6%	14.6%	(2.8)%	0.4%	0.8%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.0%	16.6%	(2.6)%	0.7%	1.1%
Year to date change in book value per common share	12.1%	11.4%	(2.8)%	15.7%	15.3%
Year to date change in tangible book value per common share plus change in accumulated dividends	14.6%	13.5%	(2.6)%	17.9%	17.1%
(1)     At September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, goodwill and other intangibles included $23.2 million, $23.5 million, $24.2 million, $24.9 million and $25.6 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.